EXHIBIT 10.3

The following email was sent on May 30, 2025, on behalf of the Required Consenting Creditors and confirmed on behalf of the Company:

STB team — subject to the Company’s agreement to the same, this email constitutes notice pursuant to section 13.19 of the Restructuring Support Agreement that the Required Consenting Creditors have elected to amend the Restructuring Support Agreement pursuant to section 12.01(b) thereof to a) remove the New Notes as a form of Takeback Debt and b) remove any New Notes Election procedures related thereto.